Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Jamba, Inc., of our reports dated May 11, 2018 relating to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting of Jamba, Inc. included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2018.

/s/ Whitley Penn LLP

Dallas, Texas

May 11, 2018